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                                  Exhibit 4.5

                             TRANSWITCH CORPORATION

                        INCENTIVE STOCK OPTION AGREEMENT
                        --------------------------------


     TranSwitch Corporation, a Delaware corporation (the "Company"), hereby grants as of ___________, 199_ to _______________________ (the "Employee"), an
option to purchase a maximum of __________ shares (the "Option Shares") of its Common Stock, $.001 par value ("Common Stock"), at the price of $________ per share, on the following terms and conditions:

     1.   GRANT UNDER AMENDED AND RESTATED 1995 STOCK PLAN.  This option is
          ------------------------------------------------
granted pursuant to and is governed by the Company's Amended and Restated 1995 Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

     2.   GRANT AS INCENTIVE STOCK OPTION; OTHER OPTIONS.  This option is
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intended to qualify as an incentive stock option under Section 422 of the
Internal Revenue Code of 1986, as amended (the "Code"). This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company or any Related Corporation (as defined in the Plan), but a duplicate original of this instrument shall not effect the grant of another option.

     3.   VESTING OF OPTION IF EMPLOYMENT CONTINUES.  If the Employee has
          -----------------------------------------
continued to be employed by the Company or any Related Corporation on the following dates, the Employee may exercise this option for the number of shares of Common Stock set opposite the applicable date:

                           [INSERT VESTING SCHEDULE]

The foregoing rights are cumulative and, while the Employee continues to be employed by the Company or any Related Corporation, may be exercised on or before the date which is ten (10) years from the date this option is granted. All of the foregoing rights are subject to Sections 4 and 5, as appropriate, if the Employee ceases to be employed by the Company and all Related Corporations.

     4.   TERMINATION OF EMPLOYMENT.
          -------------------------

          (a) TERMINATION OTHER THAN FOR CAUSE:  If the Employee ceases to be
              --------------------------------
employed by the Company and all Related Corporations, other than by reason of death or disability as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option shall terminate on the earlier of (i) ninety (90) days after the date of termination of the Employee's employment, or (ii) the
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scheduled expiration date of this option.  In such a case, the Employee's only rights hereunder shall be those which are properly exercised before the termination of this option.

          (b) TERMINATION FOR CAUSE:  If the employment of the Employee is
              ---------------------
terminated for Cause (as defined in Section 4(c)), this option shall terminate upon the Employee's receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

          (c) DEFINITION OF CAUSE:  "Cause" shall mean conduct involving one or
              -------------------
more of the following: (i) the substantial and continuing failure of the Employee, after notice thereof, to render services to the Company or Related Corporation in accordance with the terms or requirements of his or her employment; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or Related Corporation; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company or Related Corporation which results in direct or indirect loss, damage or injury to the Company or Related Corporation; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or Related Corporation; or (vi) the commission of an act which constitutes unfair competition with the Company or Related Corporation or which induces any customer or supplier to breach a contract with the Company or Related Corporation.

     5.   DEATH; DISABILITY.
          -----------------

          (a) DEATH:  If the Employee ceases to be employed by the Company and
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all Related Corporations by reason of his or her death, this option may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired this option by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of this option or (ii) 180 days from the date of the Employee's death.

          (b) DISABILITY:  If the Employee ceases to be employed by the Company
              ----------
and all Related Corporations by reason of his or her disability (as defined in Paragraph 10(B) of the Plan), the Employee shall have the right to exercise this option on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of this option or (ii) 180 days from the date of the termination of the Employee's employment.

          (c) EFFECT OF TERMINATION:  At the expiration of the 180-day period
              ---------------------
provided in paragraph (a) or (b) of this Section 5 or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

     6.   PARTIAL EXERCISE.  The Employee may exercise this option in part at
          ----------------
any time and from time to time within the above limits, except that the Employee may not exercise this option for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, in accordance with
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Paragraph 13(G) of the Plan, to permit the Employee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Employee in accordance with the terms hereof.

     7.   PAYMENT OF PRICE.  (a) The option price shall be paid in the following
          ----------------
                                 manner:

                (i) in United States dollars in cash or by check;

               (ii) subject to paragraph 7(b) below, through delivery of shares of Common Stock having a fair market value (determined by the Board of Directors of the Company or a committee appointed by the Board) equal as of the date of the exercise to the cash exercise price of the Option;

               (iii)consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise; or

               (iv) by any combination of (i), (ii)  or (iii) above.

          (b) LIMITATIONS ON PAYMENT BY DELIVERY OF COMMON STOCK:  If the
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Employee delivers Common Stock held by the Employee ("Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Employee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Employee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless the Employee has owned such Common Stock free of any substantial risk of forfeiture for at least six months.

          (c) PERMITTED PAYMENT BY RECOURSE NOTE:  In addition, if this
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paragraph is signed below by the person signing this Agreement on behalf of the
Company, the option price may be paid by delivery of the Employee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code.

               ________________________________
               signature
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     8.   METHOD OF EXERCISING OPTION.  Subject to the terms and conditions of
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this Agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option is exercised by the Employee and if the Employee requests in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship). In the event this option is exercised, pursuant to Section 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

     9.   OPTION NOT TRANSFERABLE.  This option is not transferable or
          -----------------------
assignable except by will or by the laws of descent and distribution. During the Employee's lifetime only the Employee can exercise this option.

     10.  NO OBLIGATION TO EXERCISE OPTION.  The grant and acceptance of this
          --------------------------------
option imposes no obligation on the Employee to exercise it.

     11.  NO OBLIGATION TO CONTINUE EMPLOYMENT.  Neither the Plan, this
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Agreement, nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue the Employee in employment.

     12.  NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.  The Employee shall have no
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rights as a stockholder with respect to the Option Shares until the date of issuance of a stock certificate to the Employee. Except as is expressly provided in the Plan with respect to certain changes in the capitalization and stock dividends of the Company, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     13.  CAPITAL CHANGES AND BUSINESS SUCCESSIONS.  The Plan contains
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provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

     14.  EARLY DISPOSITION.  The Employee agrees to notify the Company in
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writing immediately after the Employee transfers any Option Shares, if such transfer occurs on or before the later of (a) the date two years after the date of this Agreement or (b) the date one year after the date the Employee acquired such Option Shares. The Employee also agrees to provide the Company with any information concerning any such transfer required by the Company for tax purposes.
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     15.  WITHHOLDING TAXES.  If the Company or any Related Corporation in its
          -----------------
discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, the making of a Disqualifying Disposition (as defined in Paragraph 18 of the Plan), the vesting or transfer of Option Shares acquired on the exercise of this option, or the making of a distribution or other payment with respect to the Option Shares, the Employee hereby agrees that the Company or any Related Corporation may withhold from the Employee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Employee on exercise of this option. The Employee further agrees that, if the Company or any Related Corporation does not withhold an amount from the Employee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Employee will make reimbursement on demand, in cash, for the amount underwithheld.

     16.  PROVISION OF DOCUMENTATION TO EMPLOYEE.  By signing this Agreement the
          --------------------------------------
Employee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

     17.  MISCELLANEOUS.
          -------------

          (a) NOTICES:  All notices hereunder shall be in writing and shall be
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deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

          (b) ENTIRE AGREEMENT; MODIFICATION:  This Agreement constitutes the
              ------------------------------
entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

          (c) SEVERABILITY:  The invalidity, illegality or unenforceability of
              ------------
any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

          (d) SUCCESSORS AND ASSIGNS:  This Agreement shall be binding upon and
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inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 9 hereof.

          (e) GOVERNING LAW:  This Agreement shall be governed by and
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interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.
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     IN WITNESS WHEREOF, the Company and the Employee have caused this instrument to be executed as of the date first above written.

                                    TranSwitch Corporation
____________________________        8 Progress Drive
EMPLOYEE                            Shelton, CT  06484

____________________________   By:________________________________
Print Name of Employee            [NAME OF OFFICER]

____________________________ ___________________________________
Street Address               Title

____________________________
City         State  Zip Code